Exhibit 32

ArQule, Inc.

CERTIFICATE OF THE CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICERS

The undersigned, Stephen A. Hill, President and Chief Executive Officer of ArQule, Inc. (the “Company”) and David C. Hastings, Vice President, Chief Financial Officer and Treasurer of the Company, both duly elected and currently serving, do each hereby certify that, to the best of his knowledge:

1.

the quarterly report on Form 10-Q for the period ending June 30, 2003, filed on behalf of the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and containing the financial statements of the Company, fully complies with the requirements of section 13(a) of the Exchange Act; and

2.

the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by such quarterly report.

This certification accompanies the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “2002 Act”) and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act.

This certification is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer and Treasurer of the Company with the requirements of Section 906 of the 2002 Act, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 8th day of August, 2003.

/s/ Stephen A. Hill
Name:	Stephen A. Hill
Title:	President and Chief Executive Officer

/s/ David C. Hastings
Name:	David C. Hastings
Title:	Vice President, Chief Financial Officer and Treasurer